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                                                                    Exhibit 10.3

                        STRATEGIC COLLABORATION AGREEMENT

         STRATEGIC COLLABORATION AGREEMENT, dated June 28, 2000, by and between eMarketer, Inc., a corporation organized under the laws of Delaware ("eMarketer"), New Generation Holdings, Inc., a corporation organized under the laws of Delaware ("NGH"), and New Generation Partners, Inc., a Delaware corporation and a wholly-owned subsidiary of NGH ("NGP").

                                   W I T N E S S E T H:

         WHEREAS, NGP desires to retain eMarketer to provide information aggregation services in connection with NGP's Internet venture development and acceleration activities in Europe and to grant to eMarketer a preferred position as a provider of information and statistical aggregation services required by NGP and its network companies (for purposes of this Agreement, NGP Network Companies shall mean those companies in which NGP or its affiliates invest or for which NGP or its affiliates provide development and acceleration services); and

         WHEREAS, eMarketer desires to provide NGP with such information and statistical aggregation services as described herein;

         NOW, THEREFORE, in consideration of the mutual agreements herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. RETENTION OF EMARKETER. Upon the terms and subject to the conditions in this Agreement, NGP hereby retains eMarketer to provide the services described herein and eMarketer accepts such retention and agrees to provide such services.

         2. EQUITY PARTICIPATION. eMarketer shall receive 50,000 shares of NGH (NASDAQ BB: NGPX) (the "Shares") pursuant to a separate agreement among Bachkine & Meyer Industries S.A., NGH and eMarketer dated concurrently herewith. eMarketer acknowledges that, as of the date of this Agreement, the Shares are "restricted securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1933, as amended. eMarketer further acknowledges, however, that the Shares are to be included in NGH's Registration Statement on Form SB-2 filed with the United States Securities and Exchange Commission, and that, upon effectiveness of such Registration Statement, the Shares may be sold without restriction (subject to any restrictions that may be applicable to the extent that eMarketer is deemed to be an "affiliate" of NGH under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended). Notwithstanding the foregoing, eMarketer agrees that it will not sell or dispose the Shares without the prior consent of NGP for a period of six months from the date of this Agreement.



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         3. SERVICES TO BE PROVIDED BY EMARKETER. eMarketer agrees to provide the following services to NGP or its network companies:

            (a) eMarketer will provide the necessary resources to provide, in a timely manner, information services which includes the aggregation of statistics and a market analysis of the Internet marketplace, including business to business e-commerce ("B2B") and wireless applications.

            (b) eMarketer will from time to time as events warrant provide NGP with market information regarding incubation and accelerator businesses, Internet oriented direct investment companies and the b2b and wireless market segments in Europe and worldwide.

            (c) eMarketer shall provide NGP, at no cost, all of its regular published reports. Specialized reports may be ordered by NGP or network companies designated from time to time by NGP and shall be provided to the extent eMarketer agrees to produce such reports on a case by case basis at an agreed upon preferential price structure.

            (d) eMarketer shall be a preferred provider of information services relating to the Internet for NGP and its all of its designated network companies. In this regard, NGP agrees to use its reasonable best efforts to introduce eMarketer to its network companies and to facilitate the provision by eMarketer of such services to NGP's network companies.

         4. FEES. In connection with the services to be provided by eMarketer hereunder, NGP and NGH agree to pay (or arrange for the delivery) of the following:

            (a) eMarketer shall be reimbursed in cash for its actual direct costs incurred by eMarketer in providing such services, including eMarketer's direct personnel. eMarketer shall provide to NGP such documentation of the actual costs incurred by eMarketer as NGP may reasonably request.

            (b) NGH shall issue to eMarketer (or cause one of its stockholders to transfer to eMarketer) shares of NGH Common Stock in an amount necessary to reimburse eMarketer's overhead and "profit" (to be mutually agreed but not fall short of eMarketer's normal margins) in respect of the services provided by eMarketer. Such shares of NGH stock shall be issued quarterly and calculated using the average price of NGH Common Stock (calculated by adding the high and the low sale prices for each trading day during the applicable quarterly period and dividing the result by the product of two (2) and the number of trading days during the applicable quarterly period.



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         5. COLLABORATION; BOARD MEMBERSHIP.

            (a) NGP agrees to introduce eMarketer for the purpose of the mutual development of beneficial relationships, to NGP's partners in its "Global Impact Group", consisting of Double Impact (San Francisco - U.S.), Strathmore Group (New Zealand), ECOne-Tokyo (Japan) and NGP. The purpose of this group is to develop "global" solutions to new economy entrepreneurs.

            (b) NGH agrees to nominate Mr. Terry Chabrowe, Chief Financial Officer and Chief Technical Officer of eMarketer, to be a member of NGH's Board of Directors.

         6. TERM. This Agreement shall commence as of the date of this Agreement and shall continue for an indefinite term. This Agreement may be terminated on 90 days written notice by any party to the others.

         7. CONFIDENTIALITY. Each party agrees that, in providing its services to the other party (or in the case of NGP, its investee companies), and by virtue of the relationship of trust and confidence between the parties, each possesses and will possess certain knowledge of operations and other confidential information of the other party which are of a special and unique nature and value to them. Each party covenants and agrees that it will not, at any time, whether during the term of this Agreement or otherwise, reveal, divulge or make known to any person or entity (other than the other party) or use for its own account, any proprietary records, data, plans, trade secrets, policies, strategies, methods or practices of obtaining or doing business, computer programs, know-how or knowledge relating to customers, sales, suppliers, market developments, equipment, processes, products or any other confidential or proprietary information whatsoever of the other party (the "CONFIDENTIAL INFORMATION"), whether or not obtained with knowledge and permission of the other party and whether or not developed, devised or otherwise created in whole or in part through the efforts of the other party. Each party further covenants and agrees that it shall retain all Confidential Information which it acquires or develops in trust for the sole benefit of the other party and their successors and assigns. Confidential Information shall not include any information which has entered the public domain otherwise than by reason of a disclosure by the disclosing party. Each party agrees to deliver to the other party at the termination of this Agreement or at any other time the requesting party may request all Confidential Information which it then may possess or have under its control.

         8. LAW APPLICABLE. This Agreement shall be governed by and construed pursuant to the laws of New York, without giving effect to conflicts of laws principles.

         9. NOTICES. Any notices required or permitted to be given pursuant to this Agreement shall be sufficient, if in writing and sent by electronic mail (with confirmation receipt), to Terry Chabrowe at 821 Broadway, New York, New York 10023, in the case of eMarketer, and in the case of the NGH and NGP to Paul Hokfelt at rue des Pierres du Niton 17, 1207 Geneva, Switzerland.



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         10. ASSIGNMENT, ETC. The parties acknowledge and agree that they cannot assign or delegate any of their rights, duties, responsibilities or obligations hereunder to any other person or entity.

         11. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

         12. NO WAIVER. A waiver of any breach or violation of any term, provision or covenant contained herein shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

         13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument and it shall not be necessary in making proof of this agreement to account for all such counterparts.

                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Agreement on the day and year first above written.

                                      eMARKETER, INC.



                                      By:  /s/ Terry Chabrowe
                                         ------------------------------------
                                      Name: Terry Chabrowe
                                      Title: Chief Financial Officer




                                      NEW GENERATION PARTNERS, INC.



                                      By: /s/ Thomas R. Marshall
                                         ------------------------------------
                                      Name: Thomas R. Marshall
                                      Title: Executive Vice President



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                                      NEW GENERATION HOLDINGS, INC.



                                      By: /s/ Thomas R. Marshall
                                         ------------------------------------
                                      Name: Thomas R. Marshall
                                      Title: Executive Vice President



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